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                                                                   Exhibit 10.12

                             COVENANT NOT TO COMPETE
                                       AND
                               SEVERANCE AGREEMENT

         THIS COVENANT NOT TO COMPETE AND SEVERANCE AGREEMENT (this "Agreement"), is made and entered into this 22nd day of October 1996 to be effective as of July 19, 1996 by and between MEDIFAX, INC., a Missouri corporation (the "Company"), and JAMES W. MILLS, an individual resident of the State of Ohio (the "Employee").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, the Company desires to impose certain restrictions on Employee's ability to compete with the Company upon termination of his employment and, in consideration for Employee's agreement to be subject to such restrictions, to grant Employee certain severance benefits on the terms set forth herein.

         WHEREAS, Employee desires to have the severance benefits set forth herein and agrees that such benefits constitute fair and adequate consideration with respect to the restrictive covenants set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company hereby employs the Employee as Senior Vice President at an annual base salary of $165,000, and the Employee hereby accepts such employment with the Company, on an at will basis on the terms and conditions hereinafter set forth. The Company also agrees to approve an annual performance bonus plan for the benefit of Employee based on the achievement of certain performance criteria.

         2. SEVERANCE. (a) If the Company terminates Employee's employment hereunder "for cause" (as hereinafter defined), all obligations of the Company to provide compensation and benefits to Employee shall immediately cease, other than Employee's right to receive his prorated salary and reimbursement of expenses incurred in accordance with Company policy through the date of such termination. The Company's election to terminate Employee's employment for cause shall be without prejudice to any remedy the Company may have against the Employee for the breach or non-performance of any of the provisions of this Agreement. For purpose this Agreement, "for cause" shall mean:


                  (i) Employee's drug or alcohol abuse (as determined by majority vote of a committee of three physicians, one of whom shall be appointed by the Employee, the second shall be appointed by the Company, and the third shall be appointed by the mutual consent of such physicians);

                  (ii) termination of the Employee's employment by the Company because of the Employee's inability to perform his duties due to disability of incapacity for a period of 120 or more days, whether or mot consecutive, occurring within any period of twelve consecutive months;

                  (iii) Employee is indicted or convicted for the commission of a felony;





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                  (iv) failure by the Employee to obey the reasonable and lawful orders to the Board of Directors or to perform any duties material to his responsibilities as an officer of the Company, if such is not corrected within ten days after written notice has been given to the Employee by the Board;

                  (v) termination of the Employee's employment by the Employee at any time for any reason (including, without limitation, Employee's resignation); or

                  (vi) the death of the Employee.

         (b) In the event Employee's employment is terminated by the Company "without cause" (as hereinafter defined), the Company shall pay the Employee severance compensation equal to the sum of one year's base salary at the Employee's then current level, plus an amount equal to any performance bonus paid to Employee during the twelve months immediately preceding the date of termination or accrued by the Company at the direction of the Board of Directors for payment to Employee of a performance bonus for services rendered during such period (collectively the "Severance Payment"); provided, however, if Employee accepts other employment or provides consulting or advisory services within twelve months of the date of termination of his employment, any salary or consulting or advisory fees earned or received by Employee shall offset dollar-for-dollar the Severance Payment. Employee covenants and agrees to immediately notify the Company upon obtaining other employment or if he provides any such consulting or advisory services within twelve months or the date of such termination. Subject to the foregoing, the Severance Payment shall be paid to Employee in twelve substantially equal installments (less legally required deductions) in accordance with the Company's regular payroll cycle for the one year period following the date of termination. No interest shall accrue on or be paid with respect to any portion of such Severance Payment.

         (c) For purposes of this Agreement, the term "without cause" shall mean termination of Employee's employment by the Company for any reason other than those enumerated in Section 2(a) above as constituting "for cause" including, without limitation, (i) the Company's failure to pay Employee's base salary in accordance with its regular payroll practices, if such failure is not corrected within three business days of the Company's receipt of written notice thereof,
(ii) reduction of Employee's annual rate of base salary as set forth in Section 1 hereof, and (iii) the constructive termination of Employee as the result of actions taken by the Company that result in the removal of Employee as an officer of the Company or any material diminishment by the Company in Employee's functions, duties or responsibilities, if such action is not corrected within thirty days of the Company's receipt of written notice from Employee that a constructive termination has occurred.

         3. NONCOMPETITION. (a) Employee agrees that while employed by the Company and for a two year period following the termination of such employment, Employee will not, without the prior written consent of the Board of Directors of the Company, directly of indirectly: (i) own, manage, operate, control or participate in, or be associated with as a director, officer, shareholder, partner, joint venturer, employee, consultant or otherwise, any business which provides medical transcription services or any other services provided or performed by the Company during the term of Employee's employment, which compete, directly or indirectly, with the Company in any city or other geographic area where any business is carried on by the Company or any of its subsidiaries within the twelve month period immediately preceding the termination of his employment (a "Prohibited Business"); (ii) become financially interested in any person or entity engaged in any such Prohibited Business;
(iii) employ or solicit any employee of the Company either to work for him personally or on behalf of any other person or entity whether or not engaged in a Prohibited Business; or (iv) solicit any client or customer of the Company with which Employee had substantial contact or oversight responsibility within the twelve month period immediately preceding the termination of

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his employment for the provision of services constituting a Prohibited
Business. Notwithstanding the foregoing, Employee shall not be deemed to be engaged in a Prohibited Business solely by reason of his ownership of not more than 5% of any class of securities registered under the Securities Act of 1933, as amended, even if the issuer of such class of securities is engaged in a Prohibited Business.

         (b) In connection with the foregoing provisions of this Section 3, the Employee represents that his experience, capabilities and circumstances are such that such provisions will not prevent him from earning a livelihood. The Employee further agrees that the limitations set forth in this Section 3 (including, without limitation, any time or territorial limitations) are reasonable and properly required for the adequate protection of the businesses of the Company and its subsidiaries. It is understood and agreed that the covenants made by the Employee in this Section 3 shall survive the expiration or termination of this Agreement.

         (c) The Employee acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Section 3 would be inadequate and, therefore, the Employee agrees that the Company and any of its subsidiaries shall be entitled to seek injunctive relief in addition to any other available rights and remedies in cases of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company or any of its subsidiaries from pursuing any other rights and remedies available for any such breach or threatened breach.

         4. INVENTIONS AND CONFIDENTIAL INFORMATION. The Employee hereby covenants, agrees and acknowledges as follows:

         (a) The Company is engaged in a continuous program of research, design, development, production, marketing and servicing with respect to its businesses and that as part of the Employee's employment by the Company the Employee is (or may be) expected to make new contributions and inventions of value to the Company.

         (b) The Employee's employment hereunder creates a relationship of confidence and trust between the Employee and the Company with respect to certain information pertaining to the business of the Company and its subsidiaries or pertaining to the business of any client or customer of the Company or its subsidiaries or pertaining to the business of any client or customer of the Company or its subsidiaries which may be made known to the Employee by the Company or any of its subsidiaries or by any client or customer of the Company or any of its subsidiaries or learned by the Employee during the period of his employment by the Company.

         (c) The Company possesses and will continue to possess information that has been created, discovered or developed by, or otherwise become known to it (including, without limitation, information created, discovered or developed by, or made known to, the Employee during the period of his employment or arising out of his employment) or in which property rights have been or may be assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged and is treated by the Company as confidential.

         (d) Any and all inventions, products, discoveries, improvements, processes, manufacturing, marketing and service methods or techniques, formulae, designs, styles, specifications, data bases, computer programs (whether in source code or object code), know-how, strategies and data, whether or not patentable or registrable under copyright or similar statutes made, developed or created by the Employee (whether at the request or suggestion of the Company, any of its subsidiaries, or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of his employment by the Company which may pertain to the business, products, or processes of the Company or any of its subsidiaries (collectively, hereinafter referred to as "Inventions"), will be promptly and full

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disclosed by the Employee to an appropriate executive officer of the Company
(other than the Employee) and shall be the Company's exclusive property, and the Employee will promptly execute and/or deliver to an appropriate executive officer of the Company (other than the Employee) without any additional compensation therefor, all papers, drawings, models, data, documents and other material pertaining to or in any way relating to any inventions made, developed or created by him as aforesaid.

        (e) The Employee will keep confidential and will hold for the Company's sole benefit any Invention which is to be the exclusive property of the Company under this Section 4 for which no patent, copyright, trademark or other right or protection is issued.

        (f) The Employee also agrees that he will not, without the prior written consent of the Board of Directors of the Company (i) use for his benefit or disclose at any time during his employment by the Company, or thereafter, except to the extent required by the performance by him of his duties as an employee of the Company, any confidential or proprietary information obtained or developed by him while in the employ of the Company with respect to any Inventions or with respect to any customers, clients, suppliers, products, employees, financial affairs, or methods of design, distribution, marketing, service, procurement or manufacture of the Company or any of its subsidiaries, or any confidential matter, except information which at the time is generally known to the public other than as a result of disclosure by him not permitted hereunder or the disclosure of which is required by law or by Court Order, or (ii) take with him upon leaving the employ of the Company any document or paper relating to any of the foregoing or any physical property of the Company or any of its subsidiaries.

        (g) The Employee acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Section 4 would be inadequate and, therefore, agrees that the Company and its subsidiaries shall be entitled to seek injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company or any of its subsidiaries from pursuing any other rights and remedies available for any such breach or threatened breach.

        (h) The Employee agrees that upon termination of his employment by the Company for any reason, the Employee shall forthwith return to the Company all documents and other property in his possession belonging to the Company or any of its subsidiaries.

        (i) Without limiting the generality of Section 4 hereof, the Employee hereby expressly agrees that the foregoing provisions of this Section 4 shall be binding upon the Employee's heirs, successors and legal representatives.

        5. SUCCESSORS BOUND; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the Employee, the Company, and their respective successors, assigns, heirs, executors, legal representatives and administrators. Any attempted assignment of this Agreement by the Employee shall be void.

        6. SEVERABILITY. In the event that any one or more of the provisions of this Agreement or any word, phrase, clause, sentence, or other portion thereof shall be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

        7. NOTICES. All notices, demands, or other communications required to be or otherwise given or made hereunder shall be in writing and shall be deemed given if delivered personally, or mailed overnight


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delivery service or by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Employee:            Mr. James W. Mills
                                    The MRC Group
                                    3637 Green Road
                                    Cleveland, Ohio 44122

         If to the Company:         Board of Directors
                                    The MRC Group
                                    c/o Welsh Carson Anderson & Stowe
                                    One World Financial Center, Suite 3601
                                    New York, New York 10261

           with a copy to:          Mr. Edward L. Samek
                                    President
                                    The MRC Group
                                    3637 Green Road
                                    Cleveland, Ohio 44122

All such notices hall be deemed given on the date personally delivered or received.

         8. AGREEMENT NOT TO DISPARAGE. The Company shall not, and shall admonish its officers, directors, employees, agents and affiliates not to say or write anything derogatory about Employee and Employee shall not say or write anything derogatory about the Company, its subsidiaries or their respective officers, directors, employees, agents or affiliates. The parties agree that any violation or threatened violation of any of the provisions of this paragraph shall cause immediate and irreparable harm to the other party and, in such event, an injunction restraining the breaching party from such violation may be entered against such party in addition to any other relief available to the nonbreaching party. In addition to the remedies set forth in the immediately preceding sentence, in the event the Company files suit against the Employee alleging a breach of this covenant not to disparage, all Severance Payments otherwise payable pursuant to Section 2(b) hereof shall be held in abeyance by the Company pending a judicial determination of the allegations. If the court renders finding that Employee has breached this covenant, Employee shall forfeit his right to such Severance Payments and the Company shall have no further obligation to make any Severance Payments to Employee.

         9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes and cancels any prior agreements, representations, warranties or communications, whether oral or written, among the parties relating to the subject matter hereof.

         10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         11. AMENDMENT AND MODIFICATION. This Agreement may not be amended or modified, except by the mutual written consent of the parties hereto.

         12. GOVERNING LAW. This Agreement shall be construed and interpreted according to the substantive laws of the State of Ohio without giving effect to the conflicts of laws provisions thereof.




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         13.  FEES AND EXPENSES. If legal action (including a request for injunctive relief) is commenced by either party to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

         IN WITNESS WHEREOF, the parties have executed this Covenant Not to Compete and Severance Agreement as of the date first above written.

                                    MEDIFAX, INC.



                                    By:/s/ Edward L. Samek
                                       --------------------
                                       Edward L. Samek
                                       President



                                    EMPLOYEE:


                                    /s/ James W. Mills
                                    -----------------------
                                    James W. Mills








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